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                                                                      Exhibit 21

                            SUBSIDIARIES OF MOTOROLA

The following subsidiaries are wholly-owned, directly or indirectly through wholly-owned subsidiaries of Motorola.
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                                                          JURISDICTION
NAME OF SUBSIDIARY                                     OF INCORPORATION
- ------------------                                     ----------------

Motorola Australia Proprietary Limited                      Australia
Motorola Canada Limited/Motorola Canada Limitee             Canada
Motorola (China) Electronics Ltd.                           China
Codex Corporation                                           Delaware
Motorola Componentes de Puerto Rico, Inc.                   Delaware
Motorola Credit Corporation                                 Delaware
Motorola International Capital Corporation                  Delaware
Motorola International Development Corporation              Delaware
Motorola International Sales, Inc.                          Delaware
Motorola Lighting, Inc.                                     Delaware
Motorola Satellite Communications, Inc.                     Delaware
Motorola Telcarro de Puerto Rico, Inc.                      Delaware
Universal Data Systems, Inc.                                Delaware
Motorola A/S                                                Denmark
Motorola Limited                                            England
Motorola Electronique Automobile                            France
Motorola S.A.                                               France
Motorola Semiconducteurs S.A.                               France
Motorola Electronic G.m.b.H.                                Germany
Motorola G.m.b.H.                                           Germany
Motorola B.V.                                               Holland
Motorola Asia Limited                                       Hong Kong
Motorola Semiconductors Hong Kong, Limited                  Hong Kong
Motorola Communications Israel Limited                      Israel
Motorola Israel Limited                                     Israel
Motorola Pelephone Cellular Communications Ltd.             Israel
Motorola S.p.A.                                             Italy
Nippon Motorola, Limited                                    Japan
Motorola Korea Limited                                      Korea
Motorola Electronics Sdn. Bhd.                              Malaysia
Motorola Malaysia Sdn. Bhd.                                 Malaysia
Motorola Semiconductor Sdn. Bhd.                            Malaysia
Motorola de Mexico, S.A.                                    Mexico
Embarc Communication Services, Inc.                         Nevada
Motorola Philippines, Inc.                                  Philippines
Motorola Electronics Pte. Ltd.                              Singapore
Motorola Espana S.A.                                        Spain
Telcel S.A.                                                 Spain
Motorola A. B.                                              Sweden
Motorola Electronics Taiwan, Ltd.                           Taiwan
Motorola Foreign Sales Corporation                          Virgin Islands

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The names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary